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                                                                      EXHIBIT 23

                       CONSENT OF INDEPENDENT ACCOUNTANTS

     We hereby consent to the incorporation by reference in the Registration Statements on Form S-8 (No. 33-91954, No. 333-50011, No. 333-92557 and No.
333-93237) and Form S-3 (No. 333-59847 and No. 333-77721) of Blyth, Inc. of our
report dated March 12, 2002, except for Notes 12 and 14, as to which the date is April 4, 2002, relating to the financial statements, which appears in the 2002 Annual Report to Stockholders, which is incorporated by reference in the Blyth, Inc. and Subsidiaries Annual Report on Form 10-K for the year ended January 31, 2002. We also consent to the incorporation by reference of our report dated March 12, 2002 relating to the financial statement schedule, which appears in such Annual Report on Form 10-K.

                                        /s/ PricewaterhouseCoopers LLP
                                        ------------------------------
                                        PRICEWATERHOUSECOOPERS LLP

Stamford, Connecticut
May 1, 2002